Exhibit 99.1

ALTRIA TO SIGNIFICANTLY ENHANCE CASH RETURNS TO SHAREHOLDERS THROUGH EXPANDED SHARE REPURCHASE PROGRAM IN CONNECTION WITH PRICING OF OFFERING OF ANHEUSER-BUSCH INBEV STOCK; RAISES 2024 FULL-YEAR EARNINGS GUIDANCE

RICHMOND, Va.—March 14, 2024—Altria Group, Inc. (Altria) (NYSE: MO) today announced that it has agreed to sell 35 million shares of Anheuser-Busch InBev SA/NV (ABI) (NYSE: BUD) (Euronext: ABI) (MEXBOL: ANB) (JSE: ANH) through a global secondary offering (offering) comprised of a public offering of ABI ordinary shares represented by American depositary shares (ADS) in the United States, a public offering of ABI ordinary shares in the United States, a concurrent private placement of ABI ordinary shares in the European Economic Area and the United Kingdom and an offering of ABI ordinary shares, including ABI ordinary shares represented by ADSs, in other countries outside the United States, at a price of $61.50 per ADS, corresponding to €56.17 per ABI ordinary share. In addition, ABI will repurchase $200 million of ordinary shares directly from Altria, concurrently with, and conditional on, completion of the offering. The aggregate amount of the offering and repurchase by ABI is approximately $2.4 billion. Altria has also granted the underwriters an option to purchase up to 5.25 million additional ABI shares owned by Altria at the price per ADS paid by the underwriters in the offering, exercisable within the next 30 days.

In connection with the pricing of the offering, we announce a $2.4 billion increase to our existing $1 billion share repurchase program. Our Board of Directors (Board) has authorized the expanded program, which we expect to complete by December 31, 2024. Share repurchases depend on marketplace conditions and other factors, and the program remains subject to the discretion of our Board. As part of the expanded share repurchase program, we expect to enter into an estimated $2.4 billion accelerated share repurchase (ASR) program. We expect cash savings from the elimination of future dividend payments on the repurchased shares.

“These opportunistic capital allocation decisions reflect our ongoing confidence in Altria’s future and the significant value offered in our shares today,” said Billy Gifford, Altria’s Chief Executive Officer. “We have a longstanding history of returning cash to our shareholders, and today’s announcement reflects our continued desire to create long-term shareholder value.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Partial Sale of Our Investment in ABI

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Our remaining ownership of ABI after the offering and the share repurchase by ABI will be approximately 8.1% (or approximately 7.8% assuming full exercise of the underwriters’ option to purchase additional shares). We estimate that we will own approximately 159 million shares of ABI (or approximately 154 million shares of ABI assuming full exercise of the underwriters’ option to purchase additional shares) following the offering and the share repurchase by ABI.

•	In conjunction with the offering, we have agreed to a 180-day lockup with the lead underwriter for our remaining ABI shares.

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We expect to maintain two seats on ABI’s board of directors through ABI’s 2025 annual general meeting. Following such meeting, we expect to have one seat on ABI’s board of directors, in accordance with our rights as a holder of restricted shares.

•	Following the offering, we expect to continue to use the equity method of accounting for our investment in ABI.

Financial Flexibility and Cash Returns to Shareholders

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We expect cash savings from the elimination of future dividend payments on the repurchased shares of our common stock. These cash savings may be used for general corporate purposes including investments in our Vision, debt repayment or further cash returns to shareholders.

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We remain committed to our progressive dividend goal that targets mid-single digits dividend per share growth annually through 2028. Future dividend payments remain subject to the discretion of our Board.

2024 Full-Year Guidance

We expect the combined transactions will be accretive to our 2024 full-year adjusted diluted earnings per share (EPS). Therefore, we raise our guidance for 2024 full-year adjusted diluted EPS to be in a range of $5.05 to $5.17, representing a growth rate of 2% to 4.5% from a base of $4.95 in 2023, to reflect our estimate for lower 2024 weighted-average shares outstanding, partially offset by lower equity earnings related to the reduced ownership of our investment in ABI. We expect 2024 adjusted diluted EPS growth to be weighted to the second half of the year. Our guidance includes the impact of two additional shipping days in 2024 and assumes limited impact from enforcement efforts in the illicit e-vapor market on combustible and e-vapor volumes.

While the 2024 full-year adjusted diluted EPS guidance accounts for a range of scenarios, the external environment remains dynamic. We will continue to monitor conditions related to (i) the economy, including the cumulative impact of inflation, (ii) adult tobacco consumer dynamics, including purchasing patterns and adoption of smoke-free products, (iii) illicit e-vapor enforcement and (iv) regulatory, litigation and legislative developments.

Our 2024 full-year adjusted diluted EPS guidance range includes planned investments in support of our Vision, such as (i) marketplace activities in support of our smoke-free products and (ii) continued smoke-free product research, development and regulatory preparation expenses.

The 2024 full-year adjusted diluted EPS guidance range excludes estimated net income of approximately $0.2 billion (or $0.12 per share) that we expect to record in the first quarter of 2024 for the partial sale of our investment in ABI. This estimated net income is subject to certain adjustments, including any exercise of the underwriters’ option to purchase additional shares, adjustments related to the conversion from international financial reporting standards to U.S. generally accepted accounting principles (GAAP) and adjustments required under the equity method of accounting. Additionally, the guidance excludes an estimated per share gain of $1.17 related to the sale of the IQOS Tobacco Heating System commercialization rights that we expect to record in the second quarter of 2024.

Our full-year adjusted diluted EPS guidance range excludes the impact of certain income and expense items that our management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, asset impairment charges, acquisition, disposition and integration-related items, equity investment-related special items, certain income tax items, charges associated with tobacco and health and certain other litigation items, and resolutions of certain non-participating manufacturer (NPM) adjustment disputes under the MSA (NPM Adjustment Items).

Our management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on our reported diluted EPS because these items, which could be significant, may be unusual or infrequent, are difficult to predict and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our adjusted diluted EPS guidance.

Forward-Looking and Cautionary Statements

This release contains certain forward-looking statements that are subject to various risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, the anticipated completion of the offering, our intended use of proceeds, our expected entry into an ASR program, expected cash savings on future dividend payments, future adjusted diluted EPS, the expected timing of completion of the share repurchase program and estimated net income related to the partial sale of our investment in ABI. Factors that may cause actual results with respect to the offering to differ include prevailing economic, market or business conditions or changes in such conditions.

Important factors that may cause actual results to differ materially from those contained in, or implied by, the forward-looking statements included in this release are described in our publicly filed reports, including our Annual Report on Form 10-K for the year ended December 31, 2023. These factors include the following:

•	our inability to anticipate and respond to changes in adult tobacco consumer preferences and purchase behavior;

•	our inability to compete effectively;

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the growth of the e-vapor category, including illegal flavored disposable e-vapor products, and other innovative tobacco products, including oral nicotine pouches, contributing to reductions in cigarette and moist smokeless tobacco consumption levels and shipment volume;

•	our failure to commercialize innovative products, including tobacco products that may reduce health risks relative to other tobacco products and appeal to adult tobacco consumers;

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changes, including in macroeconomic and geopolitical conditions (including inflation), that result in shifts in adult tobacco consumer disposable income and purchasing behavior, including choosing lower-priced and discount brands or products, and reductions in shipment volumes;

•	unfavorable outcomes with respect to litigation proceedings or any governmental investigations;

•	the risks associated with significant federal, state and local government actions, including U.S. Food and Drug Administration regulatory actions, and various private sector actions;

•	increases in tobacco product-related taxes;

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our failure to complete or manage successfully strategic transactions, including acquisitions, dispositions, joint ventures and investments in third parties, or realize the anticipated benefits of such transactions;

•	significant changes in price, availability or quality of tobacco, other raw materials or component parts, including as a result of changes in macroeconomic, climate and geopolitical conditions;

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our reliance on a few significant facilities and a small number of key suppliers, distributors and distribution chain service providers and the risks associated with an extended disruption at a facility or in service by a supplier, distributor or distribution chain service provider;

•	the risk that we may be required to write down intangible assets, including trademarks and goodwill, due to impairment;

•	the risk that we could decide, or be required to, recall products;

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the various risks related to health epidemics and pandemics, and the measures that international, federal, state and local governments, agencies, law enforcement and health authorities implement to address them;

•	our inability to attract and retain a highly skilled and diverse workforce due to the decreasing social acceptance of tobacco usage, tobacco control actions and other factors;

•	the risks associated with the various U.S. and foreign laws and regulations to which we are subject due to our international business operations;

•	the risks concerning a challenge to our tax positions, an increase in the income tax rate or other changes to federal or state tax laws;

•	the risks associated with legal and regulatory requirements related to climate change and other environmental sustainability matters;

•	disruption and uncertainty in the credit and capital markets, including risk of losing access to these markets;

•	a downgrade or potential downgrade of our credit ratings;

•	our inability to attract investors due to increasing investor expectations of our performance relating to corporate responsibility factors;

•	the failure of our, or our key service providers’ or key suppliers’, information systems to function as intended, or cyber-attacks or security breaches;

•	our failure, or the failure of our key service providers or key suppliers, to comply with personal data protection, privacy, artificial intelligence and information security laws;

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the risk that the expected benefits of our investment in ABI may not materialize in the expected manner or timeframe or at all, including due to macroeconomic and geopolitical conditions; foreign currency exchange rates; ABI’s business results; ABI’s share price; impairment losses on the value of our investment; our incurrence of additional tax liabilities related to our investment in ABI; and potential reductions in the number of directors that we can have appointed to the ABI board of directors; and

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the risks associated with our investment in Cronos, including legal, regulatory and reputational risks and the risk that the expected benefits of the transaction may not materialize in the expected timeframe or at all.

You should understand that it is not possible to predict or identify all factors and risks. Consequently, you should not consider the foregoing list complete. We do not undertake to update any forward-looking statement that we may make from time to time except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

Mac Livingston	Altria Client Services	Altria Client Services
Vice President of Investor Relations	Investor Relations	Media Relations
Richard.M.Livingston@altria.com	804-484-8222	804-484-8897

Schedule 1

ALTRIA GROUP, INC.

and Subsidiaries

Reconciliation of GAAP and non-GAAP Measures

(dollars in millions, except per share data)

(Unaudited)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Diluted EPS
2023 Reported	$10,928	$2,798	$8,130	$4.57
NPM Adjustment Items	(50)	(12)	(38)	(0.02)
Acquisition, disposition and integration-related items	35	9	26	0.01
Tobacco and health and certain other litigation items	430	107	323	0.18
Loss on disposition of JUUL equity securities	250	—	250	0.14
ABI-related special items	89	19	70	0.03
Cronos-related special items	29	—	29	0.02
Income tax items	—	(32)	32	0.02

2023 Adjusted for Special Items	$11,711	$2,889	$8,822	$4.95

While we report our financial results in accordance with GAAP, our management reviews certain financial results, including diluted EPS, on an adjusted basis, which excludes certain income and expense items, including those items noted under “2024 Full-Year Guidance” in the release. Our management does not view any of these special items to be part of our underlying results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Our management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Our management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating capital and other resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not required by, or calculated in accordance with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.